Exhibit 10.7

CONSULTING AGREEMENT

This Agreement is made as of March 30, 2012, by and between Assured Pharmacy, Inc. (“Company”), a Delaware company with its principal offices at 2595 Dallas Parkway, Suite 206, Frisco, TX 75034  and TriPoint Global Equities, LLC (“Advisor”), a Maryland limited liability company, with its principal offices at 17 State Street, Suite 2000 New York, NY 10004.

WHEREAS:

A.     The Advisor has the professional business and financial expertise and experience to assist the Company, and
B.      The Advisor is offering its services as an Advisor to the Company;
C.      The Company desires to retain the Advisor  as an independent Advisor and to memorialize the Advisor's work for the Company by entering into this written Agreement; and
D.      The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the mutual premises herein contained, it is agreed as follows:

1.
DUTIES. The Company hereby engages the Advisor and the Advisor hereby accepts engagement as an Advisor. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Advisor is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Advisor shall have no authority to bind the Company or incur other obligations on behalf of the Company Advisor shall use its best efforts to perform all duties and obligations as described on Exhibit A hereto and agrees, upon reasonable advance notice, to be available at such times as may be scheduled by the Company. It is understood, however, that the Advisor will maintain Advisor's own business in addition to providing services to the Company. The Advisor agrees to promptly perform all services required of the Advisor hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Advisor's services are attached hereto as Exhibit A and incorporated by reference herein. In such capacity,   Advisor   will   utilize   only   materials,   reports,   financial   information   or   other documentation that is approved in writing in advance by the Company.

2.
CONSULTING  SERVICES  &  COMPENSATION.  The  Advisor  will  be  retained  as  an Advisor for the Company for a term of six months which shall begin upon effectiveness of the Company’s planned registration statement or 120 days from the date of execution of this agreement, whichever is sooner. In consideration for its services under this Agreement, the Advisor shall be issued 225,000 restricted shares of common stock (the “Shares”).  The Shares be issued as of date of this Agreement.   The Company agrees that all shares will be issued to Advisor within 5 business days of vesting, as set forth herein.

3.
EXPENSES.  In  addition  to  the  compensation  in  Section  2  above,  the  company  agrees  to reimburse Advisor from time to time, for reasonable out-of-pocket expenses incurred by Advisor in connection with its activities under this Agreement, provided, however Advisor shall not incur any expense in excess of $500.00 without prior written consent from the Company. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside Advisors, printing and overnight express mail.

4.
CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Advisor obtains during the Consulting period from the Company or the Company's employees, agents or Advisors (the “Confidential Information”) shall be for all purposes regarded and treated as strictly confidential for as long as such Confidential Information remains proprietary and confidential and shall be held in trust by the Advisor solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Advisor to any person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion; provided, however, that the Confidential Information shall not include information that:   (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of Advisor; (b) Advisor can demonstrate to have had rightfully in its possession prior to disclosure to Advisor by the Company; (c) is independently developed by Advisor without the use of any of the Company’s Confidential Information; or (d) Advisor rightfully obtains from a third party who has the right to transfer or disclose it, and; provided further that Advisor may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided, that, except with regard to regular required reviews of Advisor’s client files by the U.S Securities and Exchange Commission and Financial Industry  Regular  Association  (“FINRA”)  resulting  from  its  status  as  FINRA  member  firm, Advisor will promptly notify Company of such request and cooperate with the Company in its efforts to contest such request, requirement or order or to obtain confidential treatment of such Confidential Information.

5.
INDEPENDENT CONTRACTOR STATUS. Advisor understands that since the Advisor is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe  benefits. The Advisor shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided.

6.
INDEMNITY. (a)        The Company agrees to indemnify and hold harmless Advisor (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Advisor by virtue of its retention hereunder and shall reimburse Advisor for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Company.  The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

(b)        The Advisor agrees to indemnify and hold harmless Company (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Company by virtue of the reckless, negligent or intentional misconduct of Advisor and shall reimburse Company for any legal or other expenses reasonably incurred in connection with  investigating or defending any such liability or action, provided that the Advisor shall have the  right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Advisor.  The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

7.	TERMINATION. Either party may terminate this Agreement as a result of material breach of the terms of this Agreement by the other party, which is not cured by the breaching party within

30 days following written notice to the breaching party by the non-breaching party.  Following termination, Company shall remain liable to Advisor for any compensation (including Shares of common stock) and cash reimbursement, due pursuant to Sections 2 and 3 of this Agreement unless  such  termination  is  a  direct  result  of  a  material  breach  of  the  terms  herein,  which, following notice as set forth herein, is not cured by Advisor.

8.
NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Warrant contemplated hereby.

9.
ABSENCE  OF  WARRANTIES  AND  REPRESENTATIONS.  Each  party  hereto acknowledges that they have signed this Agreement without having relied upon or being  induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

10.
GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the law of the State of New York.   The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area.   If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any award by the arbitrators.

11.
VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof.

12.
NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

13.
NOTICES.  Any notice or other communication pursuant hereto shall be given to a party at its address set forth on the first page of this Agreement by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail.  If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

14.
MULTIPLE COUNTERPARTS OF AGREEMENT This Agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. Further, this Agreement may be signed by the parties and copies hereto delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original Copies for all purposes if original copies of the parties' signatures are not delivered.

15.
LIABILITY FOR EXPENSES. All fees and costs incurred in relation to the services provided by the Advisor pursuant to this Agreement shall be the responsibility of the Advisor, except those fees and costs previously approved in writing by an Officer of the Company.

16.
OTHER ENGAGEMENTS. The Company acknowledges that Advisor is and will be acting as an Advisor to other business enterprises seeking investor relations and/or other services normally provided by Advisor and agrees that Advisor's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this Agreement.

17.
ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Assured Pharmacy Inc.	TriPoint Global Equities, LLC

/s/ Roberet Delvecchio	/s/ Mark Elenowitz
Robert Delvecchio	Mark Elenowitz
Chairman CEO	CEO

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Advisor agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i)     provide introductions to investors, professional analysts and money managers;

(ii)    assist the Company in developing corporate partnering relationships;

(iii)   assist the Company in creating a corporate image for the U.S. capital markets including introductions to retail  brokerage  firms  to  assist  in  generating  investor  interest  and assisting in creation of the proper presentation of the Company’s financial story;

(iv)   provide general advice relating to the matters of a public company.

A - 1